UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2002

SUNRISE ASSISTED LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20765	54-1746596
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

     On January 25, 2002, Sunrise Assisted Living, Inc. (“Sunrise”) announced that it had entered into a purchase agreement on January 24, 2002 to sell $100 million of 5 1/4% Convertible Subordinated Notes due February 1, 2009 (the “Notes”) in a private placement. The private placement is expected to close on January 30, 2002. Sunrise has granted the initial purchasers of the Notes an option to purchase up to an additional $25 million principal amount of the Notes, exercisable within 30 days from the date of the purchase agreement. A copy of the Company’s press release is attached as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

99.1 Press Release, dated January 25, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE ASSISTED LIVING, INC.

Date: January 25, 2002	By: /s/ Larry E. Hulse Larry E. Hulse Senior Vice President and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Exhibit Name

99.1	Press Release, dated January 25, 2002.